Exhibit 31.1
Certification of Principal Executive Officer
CERTIFICATIONS FOR ANNUAL REPORT ON FORM 10-K
I, James O. Miller, certify that:
1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of First Citizens Banc Corp;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Signature and Title:	/s/ James O. Miller, President, Chief Executive Officer	Date:	April 8, 2011